UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800 Corpus Christi, Texas	78401
(Address of principal executive offices)	(Zip Code)

(361) 888-8235
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On December 20, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing it has won a $17.85 million award to supply 300,000 pounds of U.S. origin uranium concentrates at $59.50/lb. to the U.S. Department of Energy (“DOE”) - National Nuclear Security Administration (“NNSA”). The award is in response to the NNSA’s Request for Proposals (“RFP”) to establish its strategic national Uranium Reserve program.

The Uranium Reserve was originally designed as a 10-year, $1.5 billion, plan to help revitalize the domestic uranium and conversion industry. The award under the RFP is part of the initial $75 million authorized by Congress in 2020 to advance the U.S. Government’s goal of supporting America’s nuclear fuel supply chain and capabilities. The delivery will be made by book transfer to NNSA in the first quarter of 2023 with U.S. origin uranium currently held in the accounts of UEC.

Amir Adnani, President and CEO stated: “We are honored and delighted to be selected as a domestic producer for this purchase of uranium concentrates by the NNSA and look forward to the further expansion of the Uranium Reserve program in the coming years. The U.S. nuclear reactor fleet that provides about 20% of America’s electricity production, and over half of its clean energy, imports nearly 60% of its current uranium requirements from Russia, Kazakhstan and Uzbekistan. The U.S. overdependence on these imports creates untenable energy and national security risks that need immediate high-priority attention from industry and the federal government.”

UEC Chairman and former U.S. Energy Secretary, Spencer Abraham, commented: “The Uranium Reserve is an important step to help rebuild America’s nuclear fuel capabilities, not only as a backup to mitigate potential supply disruptions, but also to revitalize U.S. capability to fuel the existing reactor fleet as well as new advanced reactors. We are looking forward to the continued improvement in the nuclear fuel markets and further expanding UEC's production capabilities to help supply America's uranium needs.”

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(a)                  Financial Statements of Business Acquired

Not applicable.

(b)                  Pro forma Financial Information

Not applicable.

(c)                  Shell Company Transaction

Not applicable.

(d)                  Exhibits

Exhibit	Description
99.1	News Release dated December 19, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: December 20, 2022.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer